EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SBOR, Inc, a Nevada corporation (the “Company’), on Form 10-Q for the quarter ended August 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, John Kitchen, President, CEO and CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SBOR, Inc.

Dated: October 15, 2013	/s/ John Kitchen
John Kitchen
President, Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
SBOR, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SBOR, Inc. and will be retained by SBOR, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.